UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 2, 2021

Commission File Number: 1-11917

FBL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-1411715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266-5997
(Address of principal executive offices)	(Zip Code)

(515) 225-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, without par value	FFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendments to Merger Agreement and Rollover Agreement

On May 2, 2021, FBL Financial Group, Inc. (the “Company”) entered into an amendment (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger, dated as of January 11, 2021 (the “Original Agreement” and, the Original Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”), by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”) and 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”). The Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, each outstanding Class A common share and Class B common share of the Company (together, the “Common Shares”) that are not currently controlled by Parent or Iowa Farm Bureau Federation, an Iowa non-profit corporation (“IFBF”), (other than shares held by the Company in treasury or by any wholly-owned Company subsidiary, or held by Merger Sub or Parent, or held by holders who have properly exercised dissenters’ rights under applicable Iowa law) will be converted into the right to receive $61.00 per Common Share in cash, without interest and less any required withholding taxes (the “Merger Consideration”), an increase of $5.00 above the previous merger consideration of $56.00 per share, in cash, without interest.

The Merger Agreement provides that Parent will be entitled to receive a termination fee of $20,127,059, an increase from the previous termination fee of $18,477,300, from the Company in certain circumstances as previously disclosed. In addition, in the event the Merger Agreement is terminated by Parent or the Company because the Required Shareholder Vote is not obtained, the Company shall pay, or cause to be paid, to Parent $5,279,229, as a reimbursement of expenses.

Under the Merger Agreement, the “Required Shareholder Vote” is the affirmative vote in favor of adoption of the Merger Agreement of (i) holders of at least a majority of all outstanding Class A common shares and Series B preferred shares, voting together as a single class, (ii) holders of at least a majority of all outstanding Class B common shares and (iii) holders of at least a majority of all outstanding Common Shares held by all of the holders of outstanding Common Shares (excluding IFBF and its affiliates, Parent and its affiliates, and the directors and officers of IFBF, Parent and each of their respective affiliates), in each case, entitled to vote on such matter at a meeting of shareholders duly called and held for such purpose.

In addition, under the Merger Agreement, Parent’s obligation to consummate the Merger is subject to the condition that no more than 5% of the Common Shares outstanding as of the effective time of the Merger (other than the Common Shares held by Parent, IFBF, certain of their affiliates, their respective subsidiaries, the directors and officers of the foregoing persons and any holders of Common Shares which have failed to perfect, have effectively withdrawn or which otherwise have lost their rights to appraisal under Iowa law) shall have properly demanded and not withdrawn appraisal rights under Iowa law in connection with the Merger, as further described in the Merger Agreement, which is a decrease from the 7% threshold in the Original Agreement.

On May 2, 2021, Merger Sub, Parent and IFBF entered into an amendment (the “Rollover Agreement Amendment”) to the Rollover Agreement, dated as of January 11, 2021. The Rollover Agreement Amendment provides that, to fund the Merger Consideration, Parent will contribute cash to Merger Sub in exchange for common shares of Merger Sub and IFBF will contribute cash to Merger Sub in exchange for preferred shares of Merger Sub.

The foregoing descriptions of the Merger Agreement Amendment and Rollover Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement Amendment and Rollover Agreement Amendment, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and incorporated by reference in their entirety herein.

Cooperation and Support Agreement

On May 2, 2021, the Company entered into a Cooperation and Support Agreement (the “Cooperation Agreement”) with Parent, IFBF, Ronald Bobman (“Mr. Bobman”) and Capital Returns Management, LLC (“CRM” and, together with Mr. Bobman and CRM’s and Mr. Bobman’s respective affiliates, “CRM Parties”).

The Cooperation Agreement provides, among other things, that:

•	Voting Matters: The CRM Parties agreed that they would (a) be present for quorum purposes at any shareholder meeting related to adoption of the Merger Agreement and Merger, (b) vote all of their shares owned as of the record date of March 11, 2021 (the “Record Date”) in favor of adopting the Merger Agreement and the transactions contemplated thereby, including the Merger and (c) vote all of their shares owned as of the Record Date against any proposal, action or transaction involving the Company or its subsidiaries that would reasonably be expected to (i) impede, frustrate, prevent or nullify the Merger or the Merger Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (iii) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement. CRM agreed to immediately cease its solicitation efforts in connection with any shareholder meeting related to the approval and adoption of the Merger Agreement and Merger.

•	Mutual Release: Subject to customary exceptions, the parties to the Cooperation Agreement mutually released each other party thereto with respect to any claims they now have, or may have in the future, with respect to the Merger or the Company or the Company’s affairs on or before the date of the Cooperation Agreement.

•	Expense Reimbursement: The Company agreed to reimburse the CRM Parties up to $750,000 of their reasonable, documented out-of-pocket fees, costs and expenses incurred in connection with their solicitation of proxies at the Company’s special meeting in connection with approval of the Merger Agreement.

•	Waiver of Appraisal Rights: The CRM Parties waived any rights of appraisal or rights to dissent from the Merger that it or its affiliates may have under Iowa law with respect to their shares.

•	Mutual Non-Disparagement: Subject to customary exceptions, the parties to the Cooperation Agreement agreed to observe customary non-disparagement provisions.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference in its entirety herein.

Item 8.01. Other Information

On May 2, 2021, the Company issued a press release announcing that it had entered into the Merger Agreement Amendment and a related presentation with information for investors. The press release and presentation are filed as Exhibit 99.1 and 99.2 to this Current Report, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 2, 2021, by and among Farm Bureau Property and Casualty Insurance Company, 5400 Merger Sub, Inc. and FBL Financial Group, Inc.
2.2	Amendment No. 1 to Rollover Agreement, dated as of May 2, 2021, by and among 5400 Merger Sub, Inc. and the shareholders of FBL Financial Group, Inc. listed on Schedule I thereto
10.1	Cooperation and Support Agreement, dated as of May 2, 2021, by and among Capital Returns Management, LLC, Ronald Bobman, Farm Bureau Property and Casualty Insurance Company, the Iowa Farm Bureau Federation and FBL Financial Group, Inc.
99.1	Press Release issued by FBL Financial Group, Inc., dated as of May 3, 2021
99.2	Presentation Issued by FBL Financial Group, Inc., dated as of May 3, 2021
104	Cover page Interactive Data File formatted as iXBRL (Inline eXtensible Business Reporting Language) and contained in Exhibit 101.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; and the impact of the COVID-19 pandemic and any future pandemics. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the Securities and Exchange Commission (the “SEC”), including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the SEC a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2021	FBL FINANCIAL GROUP, INC.

	By	/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer